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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The computation of the weighted average number of shares for the Company is comprised of the following:

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                                                    Six Months Ended           Three Months Ended
                                                         June 30,                    June 30,
                                     Number      -----------------------------------------------------
                         Date      of Shares      1997         1996             1997         1996
                      --------------------------------------------------------------------------------
Balance carried        01-Jan-96    4,375,000     4,375,000   4,375,000         4,375,000   4,375,000
forward

Stock issued           01-Apr-97    3,350,000     1,675,000                     3,350,000

Conversion of
Series A Preferred                  1,875,000     1,875,000   1,875,000         1,875,000   1,875,000

Less escrow shares                   (498,285)     (498,285)   (498,285)         (498,285)   (498,285)
                                              --------------------------------------------------------

Total                                             7,426,715   5,751,715         9,101,715   5,751,715
                                              ========================================================

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